Exhibit 10-18

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

THIS AGREEMENT is made this          day of                     2007

BETWEEN Health Protection Agency, Centre for Emergency Preparedness and Response, Porton Down, Salisbury, Wilts, SP4 OJG which expression shall include its successors in title (“HPA”) and

Biocontrol Limited, a company registered in England and Wales (registered number 03452169) whose registered office is at Latimer House, 5 Cumberland Place, Southampton, SO I5 2BH (“Biocontrol”).

WHEREAS

(A)	HPA is in possession of intellectual property in respect of Bacteriophage for the treatment of bacterial bio films;

(B)	Biocontrol wish to use HPA’s intellectual property referred to in (A) above to develop therapuetics for the treatment of Pseudomonas infections (Schedule 1).

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement and the Schedules hereto the following expressions shall have the following meanings:

“Affiliate”	means any entity that is controlled by, controls, or is under common control with HPA or Biocontrol, as the case may be. For such purpose the term “control” means (a) direct or indirect ownership of more than fifty percent (50%) of the voting interest in the entity in question, or more than fifty percent (50%) interest in the income of the entity in question; provided, however, that if local law requires a minimum percentage of local ownership, control will be established by direct or indirect beneficial ownership of one hundred percent (100%) of the maximum ownership percentage that may, under such local law, be owned by foreign interests; or (b) possession, directly or indirectly, of the power to direct or cause the direction of management or policies of the entity in question (whether through ownership of securities or other ownership interests, by contract or otherwise).

“Combination Product”	means any Licensed Product which includes any technology or intellectual property which is or has been developed by any third party upon which royalties are due from Biocontrol or the sub-licensee.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

“HPA Patent Application”	means HPA’s applications for patents described in Schedule 1, and any other patents claiming priority from said applications including all continuations, continuations-in-part, divisionals, reissues, re- examinations, extensions, substitutions and/or renewals thereof and any supplementary or additional protection certified as related thereto.

“HPA Patent”	means any patent granted in respect of the HPA Patent Application.

“HPA Phages”	means such bacteriophages of HPA origin as are specified in the Schedule to this agreement, together with all supporting data.

“HPA Intellectual Property”	means the HPA Patent Application WO2004062677 and all national filings deriving therefrom

“Milestone Payments”	means non-recurring payments, excluding royalty payments, made by a third party sub-licensee to Biocontrol in respect of the development of a Licensed Product or a Mixed Product

“Net Sales”	means the gross invoice price at which a purchaser is invoiced for supply of a Protein Product or Product in a bona fide arms length sale less the costs of packing, transport, insurance, customs duties, allowances for defective products, normal trade discounts and Sales, Value Added or other similar taxes separately charged on the invoice or income paid to Biocontrol as royalties on sales of Licensed Product or Mixed Product or Combination Product as the case may be.

“Licensed Product”	means any therapeutic product for the treatment or prevention of Pseudomonas infection in cystic fibrosis patients produced by Biocontrol or its Affiliates or sublicensees using the HPA Patent or the HPA Patent Application

“Mixed Product”	means any product developed by Biocontrol or its licensee for any application which is a mixture or combination containing more than one active biological agent where at least one of those agents is one of the HPA Phages

“Territory”	means all the countries of the world

1.2	References to Clauses and Schedules are to clauses and schedules in this Agreement. Headings are for convenience only and have no legal effect.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

1.	3 References to the singular shall include the plural and references to the plural shall include the singular.

2.	GRANT OF LICENCE

2.1	HPA grants to Biocontrol and Biocontrol accepts an exclusive, worldwide royalty bearing licence of the HPA Intellectual Property and the HPA Phages and to use the HPA Intellectual Property to research, develop, make and have made Licensed Products and /or Mixed Products and to use, sell, exploit and commercialise Licensed Products and/or Mixed Products in the Territory.

2.2	Biocontrol may, upon giving HPA notice in writing, grant sublicences within the scope of its own rights granted under this Licence Agreement. Such notice shall contain details of the intended sublicensee and the terms of the sublicence. Biocontrol guarantees due performance of its obligations arising from any sublicences that it grants under this Licence Agreement.

2.3	Biocontrol shall (subject to Clause 5 below) ensure that in consideration of all sublicences granted by Biocontrol in accordance with Sub-clause 2.2 the sublicensee shall pay to the HPA (or to Biocontrol for onward transmission to HPA under this agreement) royalties as calculated in Clause 5.

2.4	Biocontrol shall procure that all sublicences granted by Biocontrol in accordance with Sub-clause 2.2 include obligations of secrecy no less onerous than those set out in Clause 9 of this Licence Agreement, except in that the term of such confidentiality may be reduced at the specific request of a sublicensee, such request to be notified to HPA.

2.5	Biocontrol shall ensure that all sublicences granted by Biocontrol in accordance with Sub-clause 2.2 shall transfer to HPA as licensor upon the event of termination of this Agreement under Clause 7 of this Agreement.

3.	PATENT MAINTENANCE

3.1	HPA and Biocontrol shall jointly maintain the HPA Patent and the HPA Patent Application as detailed in this Clause and at Biocontrol’s expense until such time as any assignment is completed under Clause 11.6, at which time maintenance shall become the responsibility of Biocontrol, at Biocontrol’s expense. Prior to any such assignment, HPA shall provide copies of all relevant documentation to Biocontrol, and HPA confirms that all renewals and other documentation required for maintenance of the HPA patent shall be completed in a timely fashion by HPA or HPA’s agents. Any changes in claims or in the scope of the HPA patent (whether resulting from patent office examination or from any other cause) prior to any assignment under Clause 11.6 shall be agreed in advance between HPA and Biocontrol. Following any assignment under Clause 11.6, Biocontrol shall arrange for documentation relating to the HPA patent to be sent to Biocontrol and shall then provide full copies to HPA and shall consult in advance with HPA on any changes to the claims or in the scope of the HPA patent..

3.2	Either party which becomes aware

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(a)	of any claim that use of the HPA Patent of the HPA Patent Application infringes the rights of any third party, or

(b)	of any infringement by a third party of the HPA Patent of the HPA Patent Application shall within ten (10) working days inform the other and the parties shall promptly consult. Biocontrol having consulted with HPA shall at its sole discretion decide what action if any it will take in respect of the claimed or actual infringement. Biocontrol shall bear the cost of such action provided that Biocontrol shall be entitled to deduct any of its ensuing direct expenses from future royalty and milestone sums payable to HPA. Any damages awarded or settlements paid to Biocontrol arising from Biocontrol’s action shall be applied firstly to reimburse Biocontrol for any of its direct costs not recovered from HPA and secondly to reimburse HPA for any royalties or milestone sums withheld by Biocontrol, any excess being the property of Biocontrol. If Biocontrol decides to take no action in respect of the claimed or actual infringement HPA shall be entitled at its own expense to take such action as it chooses in respect of the Intellectual Property provided that any resulting damages awarded or settlements paid to HPA shall be the property of HPA.

3.3	Biocontrol shall notify and keep HPA fully informed of any decision and action taken by Biocontrol pursuant to its rights under Clause 3.3.

4.	UNDERTAKINGS

4.1	Biocontrol hereby agrees at its own expense to conduct development activity and to commence clinical trials to support the development of a Licensed Product, and to use all reasonable commercial endeavours to develop or to facilitate the development of a Licensed Product. It is understood that this may involve consideration of a Mixed Product or a Combination Product.

4.2	Biocontrol shall keep HPA informed

(a)	of its actions and progress in meeting its obligations under Clause 4.1 at annual meetings between appropriate representatives of both parties for which it will provide such written reports as HPA shall reasonably request, and

(b)	of the dates on which any of the events occur as specified in Clause 5.1 (a) other than the signing of this Agreement.

4.3	HPA shall make available to Biocontrol such facilities, resources and staff as may be required to host visits by members of Biocontrol staff for the purposes of furthering the work of the project, the timing and duration of such visits to be agreed in advance between HPA and Biocontrol. Such visits may be for up to a maximum of 80 hours per year for each member of the Biocontrol research staff. Where direct supervision or technical support is required for a substantive element of the work to be undertaken during such visits then Biocontrol shall pay for such time at the rate of £304 per day, (and pro rata for smaller or larger amounts of time where required) such amounts to be agreed in advance and varied annually according to HPA financial policy. Such payments shall be made on provision by HPA of an invoice specifying the hours worked during the visit in question.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

5.	ROYALTIES AND MILESTONE PAYMENTS

5.1	In consideration for the licence hereby granted, Biocontrol shall pay to HPA

(a)	the following milestone sums when the events specified first occur in respect of any Protein Product or Product

(i)	[*****]

(ii)	[*****]

(b)	royalties of [*****]
(c)	a further royalty of [*****]
(d)	In respect of Mixed Product, payment of [*****]
(e)	and for Combination Product of a royalty equivalent to [*****]

5.2	Biocontrol shall provide to HPA within forty (40) days following the end of each December and June or the date of expiry or termination of this Agreement statements of Net Sales of Products including a list of Net Sales by country and of the royalties due as set out in Clause 5.1 in respect of the preceding half year period.

5.3	Biocontrol shall make all payments in respect of royalties specified in Clause 5.1 at the same date as the statements required under Clause 5.2.

5.4	All payments due under this Agreement shall be made by Biocontrol to HPA in full, provided however to the extent that any payment hereunder is subject to deduction of tax according to law or regulation in the country from which the remittance is made, and a treaty or other provision exists between that country and the country where the remittance is received, for the avoidance of double taxation Biocontrol shall have the right to make such deduction of tax from such payment and shall for each such deduction supply to HPA a certificate or other documentary evidence to enable HPA to recover the tax or otherwise avoid double taxation on the payment concerned.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

6.	RECORDS

Biocontrol agrees to keep true and accurate records and books of account containing all data necessary for the determination of royalties payable hereunder which records and Licence: Biocontrol books of account shall upon reasonable notice of HPA be open during business hours for inspection by a duly authorised independent agent for the purpose of verifying the accuracy of Biocontrol’s reports hereunder. HPA’s duly authorised independent agent may take information as should properly have been contained in any statement required to be furnished by Biocontrol to HPA. HPA shall be solely responsible for the costs of employing a duly authorised agent unless appreciable errors are detected (appreciable is assumed to be a variation of 10% or more to the detriment of HPA) in which event Biocontrol shall reimburse HPA for all its reasonable costs in employing such an agent.

7.	DURATION, DEFAULT, TERMINATION AND LOSS OF EXCLUSIVITY

7.1	This Agreement shall continue in full force and effect from the date hereof until the last to expire of any Intellectual Property owned and registered by HPA as provided under Sub-clause 3.1 from the date hereof, subject to the provisions for termination in this Clause 7.

7.2	In the event that Biocontrol fails to make any royalty or milestone sum payments as provided in Clause 5, then it shall pay interest to HPA on any sums outstanding at four per centum per annum above HSBC base rate for the time being until payment is made in full.

7.3	In the event that:

(a)	before the development of any Licensed Product or Mixed Product or Combination Product Biocontrol enters into liquidation whether compulsory or voluntary (save for the purpose of reconstruction or amalgamation) or has a receiver appointed over all or part of its assets or ceases for any reason to carry on the whole or a significant part of its business then all rights given to Biocontrol under this Agreement shall cease and the said license granted to Biocontrol by the HPA shall be deemed null and void without prejudice to any pre-existing sub-licences the benefit of which shall then be transferred to HPA .

(b)	Biocontrol fails to comply with its obligations in Clauses 4, 5 and 9 of this Agreement then HPA may acting reasonably at its option on written notice to Biocontrol

(i)	terminate this Agreement with immediate effect, or

(ii) render the licence granted under Clause 2 non-exclusive with immediate effect provided that HPA shall give Biocontrol thirty (30) days notice of its intention to give such a notice so that Biocontrol may make representations in respect of such notice and HPA shall consider those representations before determining its decision..

8.	PROVISIONS AFTER TERMINATION

8.1	The expiry or termination of this Licence Agreement shall not terminate any obligation which, expressly or by nature, arises on or continues after expiry or termination and failure by either party to terminate this Licence Agreement for any default or breach by the other shall not condone that (or any other) default or breach.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.2	Biocontrol’s obligations to keep records, supply auditors’ certificates, and to permit inspection of records, shall remain in force for six (6) years after expiry or termination.

9.	CONFIDENTIALITY

9.1	For the purposes of this Clause 9 “Confidential Information” means any information of a confidential nature disclosed in writing or orally by either party to the other party whether before or after the date of this Agreement including without limitation any information relating to the business affairs of either party.

9.2	During the term of this Agreement and for a period of seven (7) years from the date of signature of this Agreement, whichever is the longer for any reason whatsoever each party shall:

(a)	keep the Confidential Information confidential

(b)	not disclose the Confidential Information to any third party other than with the prior written consent of the providing party or as otherwise provided by this Agreement.

(c)	not use the Confidential Information for any purpose other than the performance of its obligations or as otherwise provided under this Agreement.

9.3	The obligations contained in sub-clause 9.2 shall not apply to any Confidential Information which

(a)	at the date of this Agreement or at any time after the date of this Agreement comes into the public domain other than through breach of this Agreement by HPA or Biocontrol or any other recipient

(b)	can be shown by either party (the first party) to the reasonable satisfaction of the other to have been known by the first party before disclosure, or

(c)	subsequently comes lawfully into the possession of either party from a third party.

10.	NO LIABILITY

10.1	From the date hereof, Biocontrol takes full responsibility for ensuring that all Licensed Products shall be free of any defect, of satisfactory quality and fit for the purpose for which they may be bought or used (within any national legal or regulatory requirements) and shall indemnify and keep indemnified HPA and its officers or employees against all costs, claims, damages or expenses incurred by HPA or for which HPA may become liable after the date of this Licence Agreement relating to the use of the HPA Patent or to the manufacture, marketing, selling and disposal of Licensed Product by the Licensee and its Affiliates and sublicensees (except to the extent that such claims relate to death and personal injury caused by the negligence of HPA).

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

8.2	Biocontrol shall, from the date of the first sale of Licensed Products and/or Mixed Products as the case may be and while this Licence Agreement is in force and for 6 months after its expiry or termination, in order to alleviate the possibility of a claim against HPA (or its officers or employees), keep in force adequate insurance with a reputable insurance company against all risks referred to in Sub-clause 10.1.

8.3	Biocontrol shall on request provide HPA evidence of payment of the last premium and of the extent of insurance cover in respect of such policy, and in the event of any non- payment or non-production by Biocontrol, HPA may pay the renewal premium, or arrange alternative insurance, and Biocontrol shall repay the premium to HPA on demand including any reasonable expenses incurred by HPA.

9.	GENERAL PROVISIONS

9.1	Conversion into Sterling

All sums payable hereunder shall be paid in pounds sterling and any Net Sales not expressed in sterling shall be converted into sterling at the official rate of exchange of the Royal Bank of Scotland at the close of business on the last day of the calendar quarter during which Protein Products or Products were sold.

9.2	Force Majeure

(a)	If either party is prevented from fulfilling its obligations under this Agreement by reason of any supervening event beyond its control including but not limited to war national emergency flood earthquake strike or lockout the party unable to fulfil its obligations shall immediately give notice of this to the other party and shall do everything in its power to resume full performance.

(b)	On such notice being given neither party shall be deemed to be in breach of its obligations under this Agreement.

9.3	Whole Agreement

This Agreement contains the whole agreement between the parties and supersedes any prior written or oral agreement between them in relation to its subject matter and the parties confirm that they have not entered into this Agreement on the basis of any representations that are not expressly incorporated into this Agreement.

9.4	No modification

This Agreement may not be modified except by an instrument in writing signed by both of the parties.

9.5	Assignment

(a)	This Agreement may not be assigned by Biocontrol without the agreement of HPA which shall not be unreasonably withheld.

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

(b)	This Agreement may be assigned by HPA provided that the Assignee shall, prior to such assignment, accept in writing to Biocontrol all relevant rights and obligations of Biocontrol under this Agreement.

9.6	Possible assignment of the HPA Patent

HPA agrees to review potential assignment of the HPA Patent twelve (12) months after the date hereof.

9.7	Invalidity and severability

If a provision, clause or application of this agreement shall be held unlawful, invalid or unenforceable in whole or in part by any court or other competent authority such provision, clause or application shall be deemed severable and this Agreement shall continue to be valid as to all other provisions, clauses or applications and the Parties shall in good faith negotiate a valid and enforceable replacement for the severed provision, clause or application which replacement shall be designed to achieve as nearly as possible the same commercial objective as the original.

9.8	Arbitration

Any dispute arising our of or in connection with this contract, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Rules of the LCIA, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be London. The governing law of the contract shall be the substantive law of England. The award shall be final and binding upon the parties and without appeal to the ordinary courts. The award shall be enforceable by any court having jurisdiction.

9.9	Notices

(a)	Any notice consent or the like required or permitted to be given under this Agreement shall not be binding unless in writing and may be given personally or sent to the party to be notified by pre-paid first class post or by facsimile transmission at its address as set out above or as otherwise notified in accordance with this clause

(b)	Notice sent by post in accordance with this clause shall be deemed given at the commencement of business on the fifth (5th) business day next following its posting

(c)	Notice sent by facsimile transmission in accordance with this clause shall be deemed given at the time of actual transmission

(d)	Notice sent to HPA shall be addressed to the Head of Business Development, HPA, Centre for Emergency Preparedness and Response, Porton Down, Salisbury, Wiltshire, SP4 OJG.

(e)	Notice sent to Biocontrol shall be addressed to Biocontrol Limited. At its registered office for the attention of the Chief Scientific Officer

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

9.10	VAT

All sums payable to HPA under this Agreement are exclusive of VAT which shall where applicable be paid in addition at the rate in force at the due time for payment subject to HPA supplying a VAT invoice.

9.11	No Agency or Partnership

The parties are not joint venturers and neither Biocontrol nor HPA is entitled to act as the others agent nor shall either be liable in respect of any representation act or omission of the other of whatever nature.

9.12	Contracts (Rights of Third Parties) Act 1999

This Agreement does not create any rights under the Contracts (Rights of Third Parties) Act 1999, which are enforceable by any person who is not a party to it.

9.13	Warranties

Nothing in this Agreement constitutes a guarantee or warranty by HPA that:

(a)	any patent or claim will be granted on the basis of the HPA Patent Application, that any such patent or claim subsequently granted will be valid, or if granted will be kept in force; or

(b)	research, development, manufacture, sale, possession or use of Licensed Products does not infringe any patents or other rights not owned by HPA (but HPA does not know of any such rights).

9.14	Failure to Exercise Rights

The failure to exercise or delay in exercising a right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

Signed for and on behalf of Health Protection Agency:
Signature:
Name (capitals): Position:	T R HARRY

Date:	3/7/07
Signed for and on behalf of Biocontrol Limited:

Licence:Biocontrol

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Signature:

Name (capitals):	CAROLINE ANN WILLIAMS

Position:	DIRECTOR

Date:	3/7/07

Portions herein identified by [*****] have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. A complete copy of this document has been filed separately with the Securities and Exchange Commission.

Schedule 1 Relevant Patent Applications

International publication number WO2004/062677 A1

European publication number EP1587520, application number EP 04701383.4

US publication number 2006/0140911, application number US10/541716

Relevant bacteriophage

The following bacteriophage have been deposited with the European Collection of Animal Cell Cultures (ECACC)

O GH4	ECACC accession number 02121203

<t> GH6	ECACC accession number 02121202

GH13	ECACC accession number 02121201

GH14	ECACC accession number 02121204